UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2015

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on September 8, 2015, Peter Daddona, Ph.D. retires from the position of Chief Scientific Officer (and Chief Scientific Officer of our wholly owned subsidiary ZP Opco, Inc., having served in that position since 2006), effective December 31, 2015 and the Company has entered into a Scientific Advisor Agreement with Dr. Daddona dated December 31, 2015 and effective January 1, 2016 (the “Agreement”).

The terms of the Agreement were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2015. While finalizing the Agreement, the Company and Dr. Daddona made certain amendments to the terms previously described. Under the terms of the final Agreement, Dr. Daddona will provide services to the company for an average of two days each week, for a period of one year beginning on January 1, 2016. We will compensate Dr. Daddona for his scientific advisory services at the rate of $12,667 per month.

The foregoing description is qualified in its entirety by reference to the Scientific Advisor Agreement, which appears as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Scientific Advisor Agreement, dated December 31, 2015, by and among Zosano Pharma Corporation, ZP Opco, Inc. and Peter Daddona

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: December 31, 2015	By:	/s/ Vikram Lamba
	Name:	Vikram Lamba
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Scientific Advisor Agreement, dated December 31, 2015, by and among Zosano Pharma Corporation, ZP Opco, Inc. and Peter Daddona

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